EXHIBIT 99.1

AMENDMENT NO. 2

TO

TRANSITION SERVICES AGREEMENT

This AMENDMENT NO. 2 (the “Amendment”) to the Transition Services Agreement effective October 1, 2007 and previously amended by Amendment No. 1 dated October 24, 2007 (as amended, the “Agreement”) between MPC-PRO LLC, a Delaware limited liability company (“Buyer”) and GATEWAY, INC., a Delaware corporation (“Seller”) (collectively, the “Parties”) is entered into on this 3rd day of December, 2007. Buyer and Seller may be referred to collectively as “Parties” to this Amendment.

RECITALS

WHEREAS, in connection with the closing of the transactions contemplated under the Asset Purchase Agreement dated September 4, 2007, Seller has agreed to provide certain transition services to Buyer pursuant to the terms and conditions of the Agreement;

WHEREAS, the Parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Section 1(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“(b)           Seller agrees to undertake certain buy/sell activity (“Buy/Sell Activity”) on behalf of Buyer in the course of providing the Services, which activity shall include: (i) procuring of components from component suppliers and selling of the same to Original Design Manufacturers (“ODMs”) in connection with and in support of the manufacture at such ODMs of finished goods that are being ordered from such ODMs by Seller for subsequent sale to Buyer and (ii) procuring of computer accessories and peripherals, including but not limited to, computer monitors, from third party suppliers for subsequent sale to Buyer. The Buy/Sell Activity shall be conducted in a manner consistent with Seller’s buy/sell activities for the Business prior to the Closing Date.”

2.	This Amendment shall take effect as of October 1, 2007.

3.              Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

GATEWAY, INC.	MPC-PRO LLC

By:	/s/ John P. Goldsberry	By:	/s/ Jeffery E. Fillmore
Name:	John P. Goldsberry	Name:	Jeffery E. Fillmore
Title:	SVP & CFO	Title:	COO

3795293_2.DOC